EXHIBIT 99.1

Contact:	Michelle Manoff Rubenstein PR 212-843-8051 mmanoff@rubensteinpr.com	Rudolf Gunnerman, CEO SulphCo, Inc. 775-829-1310 rgunnerman@sulphco.com

Immediate Release

SULPHCO STATEMENT

SPARKS, Nev., May 16, 2005 – SulphCo, Inc. (OTC Bulletin Board: SLPH) announced today that on May 12, 2005, it received written notification from the Salt Lake District Office of the United States Securities and Exchange Commission that the investigation captioned In the Matter of SulphCo, Inc. (SL-02337) has been terminated, and no enforcement action has been recommended to the Commission. The Company originally received notice of the investigation in March 2002.

About SulphCo, Inc.
SulphCo has developed a patented safe and economic process employing ultrasound technology to desulfurize and hydrogenate crude oil and other oil related products. The company’s technology upgrades sour heavy crude oils into sweeter, lighter crudes, producing more gallons of usable oil per barrel. SulphCo’s patented process is currently undergoing analytical testing.

From time to time, the company may issue forward-looking statements, which involve risks and uncertainties. This statement may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as actual results could differ and any forward-looking statements should be considered accordingly.

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